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                                                                    Exhibit 23.4



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in (and incorporation by reference in) this Amendment No. 1 to Registration Statement No. 333-76949 of Dycom Industries, Inc. on Form S-3 of our report dated July 23, 1997 (relating to the financial statements of Communications Construction Group, Inc. not presented separately herein) appearing in the Prospectus (and incorporated by reference from the Annual Report on Form 10-K), which is part of this Amendment No. 1 to Registration Statement No. 333-76949.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Nowalk & Associates
Nowalk & Associates
Cranbury, New Jersey
April 28, 1999